EXHIBIT 99




                    GENUS REPORTS THIRD QUARTER 2003 RESULTS

SUNNYVALE, CALIF. - OCTOBER 27, 2003 - Genus, Inc. (Nasdaq: GGNS) today reported financial results for its third quarter and nine months ended September 30, 2003. Senior management will conduct an investor conference call to discuss these results and the company's financial outlook in more detail at 8 a.m. pacific time tomorrow, Tuesday, October 28, 2003. Access information is provided below.

Net sales for the third quarter of 2003 were $9.1 million compared to net sales of $12.2 million for the same quarter of 2002, and up from $28.5 million for nine months ended September 30, 2002 to $41.5 million for the nine months ended September 30, 2003. The net loss for the third quarter 2003 was $2.8 million or ($0.09) per diluted share compared to net loss of $1.6 million or ($0.06) per share in the same quarter of 2002. The net loss for the nine months ended September 30, 2003 was $3.8 million or ($0.13) per diluted share compared to a net loss of $8.9 million or ($0.34) per share for the nine months ended September 30, 2002.

"Though the market growth has been slowed by the continuing recession in the semiconductor industry, Genus' recent order activity has emerged as a positive industry indicator that ALD is the enabling technology it was predicted to be," said company chairman and CEO Bill Elder. "With recent announcements of leading semiconductor and data storage companies increasing their capital expenditures, our ALD technology is set to gain further acceptance with a renewed market confidence. The company continues to be well positioned globally with ALD customers in the semiconductor and data storage markets in the U.S., Asia and Europe, and we maintain our expectation that the worldwide demand for ALD products will continue to grow."



Gross margin as a percentage of revenues was 23 percent for the third quarter of 2003 compared to 36 percent for the same quarter of 2002. Gross margin as a percentage of revenues was 29 percent for the nine months ended September 30, 2003 compared to 28 percent for the nine months ended September 30, 2002. Operating expenses, including research and development, sales and general and administrative expenses were $4.5 million in the third quarter of 2003, approximately $1.1 million below the level recorded in the third quarter of 2002. Operating expenses, including research and development, sales and general and administrative expenses was $14.6 million for the nine months ended September 30, 2003, approximately $1.7 million below the level recorded for the nine months ended September 30, 2002.

Genus ended the third quarter 2003 with cash and cash equivalents of $10.5 million, slightly lower than the cash balance of $10.9 million at June 30, 2003. Cash net of short-term debt was $8.2 million, up from $2.9 million on June 30, 2003.




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FINANCIAL GUIDANCE

Genus maintains its financial guidance for full year 2003 for both bookings ($45 million to $60 million range) and revenues ($50 million to $60 million range).


CONFERENCE CALL INFORMATION

Genus plans to host an investor conference call on Tuesday, October 28, 2003, at 11:00 a.m. eastern time, featuring remarks by Bill Elder, chairman and CEO, and Shum Mukherjee, executive vice president finance and CFO, followed by a live question and answer session. The call will be accessible live by dialing 888 803-6692.

The conference call will also be broadcast live over the Internet at www.genus.com. A replay of the call will be available for 48 hours, beginning
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two hours after the call, by dialing 800 642-1687 and entering access code
3473923. A webcast replay will be available at www.genus.com.
                                               -------------

ABOUT GENUS
Genus, Inc. manufactures critical deposition processing products for the global semiconductor industry and the data storage industry. To enable the production of intricate micro computer chips and electronic storage devices, Genus offers its STRATAGEM and LYNX series production-proven equipment for 200mm and 300mm semiconductor production, and offers thin film deposition products for chemical vapor deposition (CVD), atomic layer deposition (ALD), and pre-clean
capabilities.   Genus is at the forefront of market and technology developments in the ALD marketplace, which is gaining acceptance worldwide as a critical technology for sub 0.13-micron production of computer chips and electronic storage devices. Genus' customers include semiconductor and data storage manufacturers located throughout the United States, Europe and the Pacific Rim including Korea, Japan and Taiwan. Founded in 1981, the company is headquartered in Sunnyvale, California. For additional information visit Genus' web site at www.genus.com. STRATAGEM, LYNX2(R) and LYNX3(TM) are trademarks of Genus, Inc.
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FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements regarding the company's future financial and business performance. These forward-looking statements are subject to a number of risks and uncertainties. These contingencies include but are not limited to: actual customer orders received by the company, the extent to which ALD technology is demanded by the marketplace, the actual number of customer orders received by the company, the timing of final acceptance of products by customers, the financial climate and accessibility to financing, general conditions in the thin film equipment market and in the macro-economy, and the influence of global political events. Genus assumes no obligation to update this information. Additional risks and uncertainties are discussed in the Management's Discussion and Analysis of Results of Operations contained in Genus' Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission.

     COMPANY CONTACT:
     Shum Mukherjee
     Genus, Inc.
     Tel:  (408) 747-7120 Ext. 1311
     Email:  smukherjee@genus.com
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
                                    GENUS, INC. AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                               (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                THREE MONTHS ENDED      NINE MONTHS ENDED

                                                   SEPTEMBER 30,          SEPTEMBER 30,
                                                  2003       2002        2003      2002
                                                --------  --------  ----------  ----------
Net sales . . . . . . . . . . . . . . . . . .   $ 9,107   $12,153   $  41,541   $  28,487
Costs and expenses:
   Cost of goods sold . . . . . . . . . . . .     7,049     7,826      29,438      20,463
   Research and development . . . . . . . . .     1,663     2,127       5,758       6,079
   Selling, general and administrative. . . .     2,800     3,498       8,842      10,229
                                                --------  --------  ----------  ----------
Loss from operations. . . . . . . . . . . . .    (2,405)   (1,298)     (2,497)     (8,284)

Other income (expenses), net. . . . . . . . .      (376)     (206)     (1,234)       (493)
                                                --------  --------  ----------  ----------
Loss before income taxes. . . . . . . . . . .    (2,781)   (1,504)     (3,731)     (8,777)

Provision for income taxes. . . . . . . . . .        56        71          56         159
                                                --------  --------  ----------  ----------
Net loss. . . . . . . . . . . . . . . . . . .   $(2,837)  $(1,575)  $  (3,787)  $  (8,936)
                                                ========  ========  ==========  ==========

Net loss per share:
   Basic. . . . . . . . . . . . . . . . . . .   $ (0.09)  $ (0.06)  $   (0.13)  $   (0.34)
   Diluted. . . . . . . . . . . . . . . . . .   $ (0.09)  $ (0.06)  $   (0.13)  $   (0.34)

Shares used in per share calculation - basic.    30,628    27,693      29,624      26,572
                                                ========  ========  ==========  ==========
Shares used in per share calculation - diluted   30,628    27,693      29,624      26,572
                                                ========  ========  ==========  ==========




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
                                GENUS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                      (IN THOUSANDS)

                                                           SEPTEMBER 30,    DECEMBER 31,
                                                               2003             2002
                                                          ---------------  --------------

ASSETS
Current Assets:
   Cash and cash equivalents . . . . . . . . . . . . . .  $       10,470   $      11,546
   Accounts receivable (net of allowance for doubtful
      accounts of $0 in 2003 and $69 in 2002). . . . . .           3,275           7,505
   Inventories . . . . . . . . . . . . . . . . . . . . .           9,005          11,405
   Other current assets. . . . . . . . . . . . . . . . .           1,064           1,336
                                                          ---------------  --------------
      Total current assets . . . . . . . . . . . . . . .          23,814          31,792
   Equipment, furniture and fixtures, net. . . . . . . .           9,325           8,661
   Other assets, net . . . . . . . . . . . . . . . . . .           1,270           1,057
                                                          ---------------  --------------
      Total assets . . . . . . . . . . . . . . . . . . .  $       34,409   $      41,510
                                                          ===============  ==============

LIABILITIES
Current Liabilities:
   Short-term bank borrowings. . . . . . . . . . . . . .  $        1,969   $       7,813
   Accounts payable. . . . . . . . . . . . . . . . . . .           3,186           6,498
   Accrued expenses. . . . . . . . . . . . . . . . . . .           3,857           3,064
   Deferred revenue. . . . . . . . . . . . . . . . . . .           2,576           2,713
   Customer advances . . . . . . . . . . . . . . . . . .           1,728           1,809
   Long-term liabilities, current portion. . . . . . . .             266             245
                                                          ---------------  --------------
      Total current liabilities. . . . . . . . . . . . .          13,582          22,142

   Convertible notes . . . . . . . . . . . . . . . . . .           5,647           5,301
   Long-term liabilities . . . . . . . . . . . . . . . .              47             270
                                                          ---------------  --------------
      Total liabilities. . . . . . . . . . . . . . . . .          19,276          27,713
                                                          ---------------  --------------


SHAREHOLDERS' EQUITY
Common stock, no par value:
   Authorized 100,000 shares on September 30, 2003; and 50,000 shares on December 31, 2002;
      Issued and outstanding 32,201 shares in
      2003 and 28,621 in 2002. . . . . . . . . . . . . .         128,862         123,890
   Accumulated deficit . . . . . . . . . . . . . . . . .        (111,596)       (107,809)
   Note receivable from shareholder. . . . . . . . . . .            (151)           (151)
   Accumulated other comprehensive loss. . . . . . . . .          (1,982)         (2,133)
                                                          ---------------  --------------
      Total shareholders' equity . . . . . . . . . . . .          15,133          13,797
                                                          ---------------  --------------
      Total liabilities and shareholders' equity . . . .  $       34,409   $      41,510
                                                          ===============  ==============



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